STATE OF DELAWARE
CERTIFICATE OF CORRECTION

L3 Corp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is L3 Corp.
2. That a Certificate of Incorporation
   (Title of Certificate Being Corrected)
   was filed by the Secretary of State of Delaware on 07/05/2011 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is: (must be specific)

   Fourth Article: the total number of authorized shares listed as 200 at no par value

4. Article Fourth of the Certificate is corrected to read as follows:

   The total number of shares of common stock which the Corporation shall have authority to issue is: 200,000,000 shares with $0.0001.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 14th day of September, A.D. 2011.

By: [signature]
Authorized Officer

Name: Haim Perlstein
Print or Type

Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:06 AM 07/05/2011
FILED 10:04 AM 07/05/2011
SRV 110789388 - 5005895 FILE

CERTIFICATE OF INCORPORATION

OF

L3 CORP

(Pursuant to Section 102 of the Delaware General Corporation Law)

FIRST: The name of this Corporation: L3 Corp.

SECOND: The address of its registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810 in the County of New Castle. The name of its registered agent at such address is Vcorp Services, LLC

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is: 200 shares with No par value.

FIFTH: The name and mailing address of the incorporator is Mimi Sanik 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this June 28, 2011.

/s/Mimi Sanik
Mimi Sanik,
Incorporator